Exhibit 99.1
FOR IMMEDIATE RELEASE
October 10, 2008

For Further Information, Contact:

Chris A. Karkenny or	Michael E. Polgardy
Chief Financial Officer	Treasurer
949.639.4990	949.639.4357
26220 Enterprise Court
Lake Forest, California 92630
Tel 949.639.2000
APRIA HEALTHCARE GROUP INC. STOCKHOLDERS APPROVE MERGER
     LAKE FOREST, CA...October 10, 2008...Apria Healthcare Group Inc. (NYSE: AHG) today announced that its stockholders have voted to approve and adopt the proposed merger of Sky Acquisition LLC, a wholly-owned subsidiary of an affiliate of The Blackstone Group, with and into Apria Healthcare Group Inc. pursuant to the terms of the merger agreement dated as of June 18, 2008.
     Based upon the preliminary tally of shares voted, approximately 38,430,579 shares were voted (in person or by proxy) at the special meeting held today, representing 85.5% of Apria’s total outstanding shares entitled to vote as of the August 18, 2008 record date. Of those shares voting, approximately 38,294,129 shares voted in favor of approval of the merger agreement, representing 99.6% of the shares voted at the special meeting.
     Under the terms of the merger agreement, each issued and outstanding share of Apria common stock will be converted into the right to receive $21.00 in cash, without interest and less applicable withholding taxes.

     The parties to the merger agreement currently expect to complete the merger in the fourth quarter of 2008.
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About Apria Healthcare Group Inc.
     Apria provides home respiratory therapy, home infusion therapy and home medical equipment through approximately 550 locations serving patients in all 50 states. With over $1.6 billion in annual net revenues ($2.1 billion if Apria’s December 3, 2007 acquisition of Coram, Inc. were included for the full year), it is the nation’s leading home healthcare company.
About The Blackstone Group
     Blackstone is one of the world’s leading investment and advisory firms. They seek to create positive economic impact and long-term value for their investors, the companies they invest in, the companies they advise and the broader global economy. They do this through the commitment of extraordinary people and flexible capital. Blackstone’s alternative asset management businesses include the management of corporate private equity funds, real estate funds, hedge funds, funds of funds, debt funds, collateralized loan obligation vehicles (CLOs) and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement service. Further information is available at www.blackstone.com.

Forward-Looking Statements
     This release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed acquisition of Apria by Blackstone and the risks and uncertainties related to the occurrence of future events. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the current economic environment, Apria and its industry. Certain factors that could cause actual events not to occur as expressed in the forward-looking statements include, but are not limited to the satisfaction of various other closing conditions contained in the definitive merger agreement. Such factors, among others, could affect when the closing of the merger will occur, if at all. Other potential risks and uncertainties are discussed in Apria’s reports and other documents filed with the Securities and Exchange Commission from time to time. Apria assumes no obligation to update the forward-looking information. Such forward-looking statements are based upon many estimates and assumptions and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of Apria’s management. Inclusion of such forward-looking statements herein should not be regarded as a representation by Apria that the statements will prove to be correct.
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